UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MICROVISION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter from the Chairman of the Board

Dear Fellow Shareholders,

On behalf of the Board of Directors of MicroVision, I want to thank you for your continued support, engagement, and candid feedback. MicroVision has a long history of committed shareholders who care deeply about the Company, its technology, and its long-term success. The Board values that commitment, and we take seriously our responsibility to listen, consider shareholder perspectives, and act in what we believe are the best interests of all shareholders.

After we filed our preliminary proxy statement for the 2026 Annual Meeting of Shareholders, we received significant feedback from our retail shareholder base regarding Proposals 2 and 3, and especially Proposal 3, which seeks shareholder approval to authorize the Board to effect a reverse stock split if the Board determines it is necessary or advisable.

The principal concern expressed by shareholders was that, as originally proposed, the reverse stock split would reduce the number of outstanding shares but would not reduce the Company’s 510 million authorized shares of common stock. Many shareholders interpreted that structure as suggesting that the Board intended to use the reverse stock split as a pathway to substantial dilution through the issuance of a large number of additional shares.

That was not the intent of the Board, nor is it our expectation.

The preliminary proposal was structured in a manner consistent with how many companies, including companies in the lidar industry, have historically approached reverse stock split proposals. However, the Board recognizes that, in the context of MicroVision’s shareholder base and the importance of maintaining trust with our shareholders, the proposal as filed created concern and uncertainty that we did not intend.

We heard that feedback clearly.

Accordingly, the Board has decided to modify Proposal 3 in the definitive proxy statement. If a reverse stock split is effected, the Company will also reduce its authorized shares of common stock to 150 million shares. This new number of authorized shares was determined after careful analysis of the minimum shares needed to preserve the capital flexibility the Company needs to execute its strategic plan, as well as to cover its existing obligations, including shares issuable under the 2026 Convertible Notes described in Proposal 2 and shares reserved under the Company's equity incentive plans. While we do plan to use available authorized shares for our capital-raising activities as needed from time to time, we believe this change directly addresses the concern that the proposal could be viewed as creating excessive post-split authorized share capacity. More importantly, we believe it better reflects the Board’s actual intent and expectations.

Proposal 3 is important. MicroVision must regain compliance with Nasdaq’s minimum bid price requirement, and the Board believes it is prudent to have the authority to implement a reverse stock split within the range described in the proxy statement, if necessary. In addition, the Company plans to petition Nasdaq to transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market. We are pursuing this step because eligibility for an additional 180-day compliance period requires either for our stock to trade at a price of at least $1 for ten consecutive days before July 13th or that the Company transfer to the Nasdaq Capital Market, satisfy the Capital Market’s initial listing requirements (other than the minimum bid price requirement), and notify Nasdaq of its plan to cure the deficiency, which could include effecting a reverse stock split.

We have been advised, and we believe, that a transfer from the Nasdaq Global Market to the Nasdaq Capital Market would not affect the ability of shareholders to buy or sell MicroVision common stock and would not adversely affect the Company’s ability to raise additional capital as needed. The purpose of this step is straightforward: to preserve flexibility, reduce unnecessary listing risk, and give the Company the time and tools needed to execute its strategy.

Proposal 2 is also important. Proposal 2 seeks shareholder approval of the issuance of shares of common stock pursuant to the Company’s 2026 Convertible Notes, in accordance with Nasdaq rules. As described in the proxy statement, if Proposal 2 is not approved, the Company could be required to make substantial cash payments instead of issuing shares, placing unnecessary burden on the Company’s cash resources and jeopardizing future financing prospects.

For these reasons, the Board believes approval of both Proposal 2 and Proposal 3 is in the best interests of MicroVision and its shareholders.

We also believe MicroVision is at an important inflection point. Since appointing Glen DeVos as Chief Executive Officer eight months ago, the Company has been steadily and rapidly progressing along its path to achieve commercial success. We have deepened our technical expertise, expanded our product portfolio, sharpened our go-to-market plan, and accelerated commercial engagement and traction. We believe MicroVision now has a stronger foundation from which to pursue meaningful commercial opportunities in lidar, perception software, industrial applications, security and defense, robotics, and other markets where our technology can create value.

To execute effectively and quickly on our strategic commercial and operational goals, MicroVision must have the right capital structure. The Board’s objective is not dilution for dilution’s sake. Our objective is to ensure that the Company has the flexibility, credibility, and financial capacity necessary to pursue commercial success and long-term shareholder value.

We understand that trust is earned through actions. The modification to Proposal 3 is an example of the Board listening to shareholders and responding in a way that we believe is constructive, appropriate, and aligned with shareholder interests.

Your vote is extremely important. The Board strongly recommends that shareholders vote “FOR” Proposal 2 and “FOR” Proposal 3, as set forth in the definitive proxy statement, as well as “FOR” the other Board-recommended proposals described in the proxy materials.

Thank you for your continued support of MicroVision.

Sincerely,

Robert P. Carlile

Chairman of the Board

MicroVision, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, July 10, 2026

at 9:00 a.m. Pacific Time

To the Shareholders of MicroVision, Inc.:

The 2026 Annual Meeting of Shareholders of MicroVision, Inc., a Delaware corporation, will be held on Friday, July 10, 2026 at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/MVIS2026 via a live webcast. Shareholders of record at the close of business on May 28, 2026 and holders of proxies for those shareholders may attend and vote at the Annual Meeting. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

The meeting is being held for the following purposes, each of which is more fully described in the accompanying proxy statement:

1.	To elect the seven director nominees named in the accompanying proxy statement to serve until the next annual meeting;

2.	To approve the issuance of shares of the company’s common stock pursuant to the senior secured convertible notes issued to an institutional investor on February 23, 2026 for the purpose of complying with Nasdaq rules;

3.

To approve amendments to the company’s certificate of incorporation authorizing the MicroVision Board of Directors to effect a reverse stock split at a ratio of not less than 1-for-5 and not more than 1-for-15, and simultaneously reduce authorized shares to 150,000,000, with the exact ratio and effective time of the reverse stock split, if any, to be determined by our Board of Directors at any time within one year of the date of the 2026 Annual Meeting;

4.	To approve on a non-binding advisory basis the compensation of the company’s named executive officers;

5.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the current fiscal year; and

6.	To transact any other business properly presented at the meeting.

Your vote is important to us. You may vote via the internet, by telephone, or by signing, dating, and returning the enclosed proxy card. If you are voting via the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on Thursday, July 9, 2026. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the internet.

Thank you for your ongoing support of MicroVision.

By Order of the Board of Directors,

Drew G. Markham
Corporate Secretary

Redmond, Washington
June 11, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 10, 2026. The proxy statement and the annual report to shareholders for the fiscal year ended December 31, 2025 have been mailed to shareholders and are available at https://ir.microvision.com/sec-filings.

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

JULY 10, 2026

i

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me these Proxy Materials?

A:	We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Shareholders. The Annual Meeting will be held virtually on July 10, 2026 at 9:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/MVIS2026. You will be able to virtually attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast through the link. You will need the 16-digit control number provided on your proxy card (if applicable).

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply vote your shares by telephone or over the internet in accordance with the instructions contained on the proxy card. You may also complete, sign, date, and return the enclosed proxy card to the address in the instructions. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

On May 28, 2026, the record date, there were 344,645,965 shares of MicroVision common stock outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We made this proxy statement available on or about June 11, 2026 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. Your proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by either voting your proxy by telephone or via the internet or executing and returning the proxy card, and your vote is not subsequently revoked by you, your shares will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

“FOR” the election of each of the seven nominees for director named in this proxy statement;

“FOR” the approval of the issuance of shares of the company’s common stock pursuant to the senior secured convertible notes issued to an institutional investor on February 23, 2026;

“FOR” the approval of amendments to the company’s certificate of incorporation authorizing the MicroVision Board of Directors to effect a reverse stock split at a ratio of not less than 1-for-5 and not more than 1-for-15, and simultaneously reduce authorized shares to 150,000,000, with the exact ratio and effective time of the reverse stock split, if any, to be determined by our Board of Directors at any time within one year of the date of the 2026 Annual Meeting;

“FOR” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this proxy statement under the heading Executive Compensation (commonly referred to as “say-on-pay”); and

“FOR” ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we printed this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

1

Q:	May my broker vote for me?

A:	Under the relevant self-regulatory organization and Securities and Exchange Commission rules, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you, but the broker may not vote your shares on matters that are not routine unless it receives instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal 3 and Proposal 5, but may not vote on the other proposals. We encourage you, however, to instruct your broker on all proposals as, even if the rules permit, it is unlikely that your broker will choose to exercise discretion to vote your shares without receiving your instruction.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone or via the internet by following these procedures. To revoke your proxy:

●	Vote again by telephone or internet;

●	Send in another signed proxy card with a later date;

●	Send a letter revoking your proxy to our Corporate Secretary at our headquarters office in Redmond, Washington; or

●	Attend the virtual Annual Meeting and vote during the meeting.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Neither our charter nor our bylaws permit cumulative voting at any election of directors.

Q:	How do I vote at the virtual meeting?

A:	You may attend the virtual meeting via the internet and vote during the meeting. Shareholders may virtually attend, vote, and submit questions in the Annual Meeting by visiting the www.virtualshareholdermeeting.com/MVIS2026. You will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the meeting. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

2

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is one-third of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors (Proposal 1)?

A:	Each nominee for director presented in Proposal 1 must be elected by a plurality of the votes properly cast, which means the seven nominees for director who receive the most “for” votes at the Annual Meeting will be elected. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and broker non-votes will have no effect on the outcome of voting for directors.

Q:	What vote is required to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the company’s common stock pursuant to the 2026 Convertible Notes (Proposal 2)?

A:	Pursuant to Delaware law and our charter, the affirmative vote of a majority of the votes properly cast on the proposal at the Annual Meeting is required to approve the issuance of shares of the company’s common stock pursuant to the senior secured convertible notes issued to an institutional investor on February 23, 2026 (the “2026 Convertible Notes”). Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Q:	What vote is required to approve the proposed amendments to the company’s certificate of incorporation to effect a reverse stock split of common stock and simultaneously reduce authorized shares (Proposal 3)?

A:	The affirmative vote of a majority of the votes properly cast on the proposal at the Annual Meeting is required to approve the amendments to the company’s certificate of incorporation to effect a reverse stock split of common stock and simultaneously reduce authorized shares to 150,000,000. Abstentions and broker non-votes, if any, will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Q:	What vote is required to approve the vote on the compensation of our named executive officers (Proposal 4)?

A:	Because Proposal 4 is a non-binding advisory vote, there is technically no minimum vote requirement for that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Q:	What vote is required to ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm (Proposal 5)?

A:	The affirmative vote of a majority of the votes properly cast on the proposal at the Annual Meeting is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	Who pays the costs of soliciting these proxies?

A:	MicroVision will pay all the costs of soliciting these proxies. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses. In addition, some of our officers, other employees, or proxy solicitor also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone or other electronic means. We will also reimburse banks, brokers, nominees, fiduciaries and solicitors, for the expenses they incur in forwarding the proxy materials to you.

Q:	How can I opt out of receiving paper copies of proxy materials?

A:

Instead of receiving paper copies of MicroVision’s Annual Report and Proxy Statement in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited delivery of your materials, conserve natural resources and reduce MicroVision’s printing and mailing costs. For additional information or to elect this option, please access www.proxyvote.com.

Many brokers and banks also offer electronic delivery of proxy materials to their clients. If you are a beneficial owner of MicroVision stock, please contact your broker, bank or other holder of record to find out whether this service is available to you.

Q:	Who should I contact if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of MicroVision common stock, please send an e-mail to ir@microvision.com. You may also contact Saratoga Proxy Consulting at (212) 257-1311 or (888) 368-0379 or send an email to info@saratogaproxy.com.

3

PROPOSAL ONE—ELECTION OF DIRECTORS

Our Board of Directors is elected each year at the Annual Meeting of Shareholders. We currently have seven directors. Upon the recommendation of the Nominating & Governance Committee, the Board has nominated the seven individuals listed below for election at the Annual Meeting, each of whom currently serves as a MicroVision director. These nominees bring a wide variety of relevant skills, professional experience, and backgrounds, as well as different viewpoints and perspectives to represent the long-term interests of shareholders and to fulfill the leadership and oversight responsibilities of the Board.

If any nominee listed below is unable to stand for election at the Annual Meeting, the persons named as proxies may vote any person designated by the Board to replace the nominee. Alternatively, the proxies may vote for the remaining nominees and leave a vacancy that the Board may fill later, or the Board may reduce the authorized number of directors. As of the date of this Proxy Statement, the Board is not aware that any nominee is or will be unable to stand for election. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below.

Each director elected at the Annual Meeting will serve until MicroVision’s 2027 Annual Meeting of Shareholders or until they are succeeded by another qualified director who has been elected, or, if earlier, until their death, resignation, or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF the FOLLOWING DIRECTOR NOMINEES.

Set forth below are the name, position held, age, and other relevant data pertaining to each of our director nominees. The principal occupation and recent employment history of each director nominee is described below, and the number of shares of common stock beneficially owned by each as of May 11, 2026 is set forth in the section of this Proxy Statement entitled, “Information About MicroVision Common Stock Ownership.”

Simon Biddiscombe Executive Vice Chair of the Board

Director since 2018

Age 58

Key Expertise:

● Executive Leadership

● Business Strategy

● Financial & Accounting

● Technology & Innovation

● Public Board Service & Governance

● Transportation & Mobility Industries

Mr. Biddiscombe was named Executive Vice Chair in September 2025 to serve as a resource to Mr. DeVos for a temporary period of no more than twelve months. Mr. Biddiscombe is an advisor to privately held Third Wave Automation, a provider of high-reach autonomous forklifts having previously served as their Chief Financial Officer from August 2022 to December 2024. He also served as Executive Partner at Thomas H. Lee Partners, a premier private equity firm investing in middle market growth companies, from May 2022 to October 2023. Mr. Biddiscombe was Chief Executive Officer and a board member at publicly traded MobileIron, Inc., a security software provider for the digital enterprise protecting corporate data across apps, networks, and clouds, from October 2017 until its sale to Ivanti, Inc. in December 2020. From May 2015 to October 2017, Mr. Biddiscombe served as MobileIron’s Chief Financial Officer. He previously served in several executive leadership roles including Chief Financial Officer at ServiceSource International, Chief Financial Officer and Chief Executive Officer at QLogic, Chief Financial Officer at Mindspeed Technologies, and Chief Financial Officer at Wyle Electronics. He began his career at PricewaterhouseCoopers LLP where he spent nine years, including the firm’s Silicon Valley technology accounting and audit practice. Mr. Biddiscombe holds a BA in business studies from the University of Glamorgan and is a Fellow of the Institute of Chartered Accountants in England and Wales.

4

Robert P. Carlile Chair of the Board

Director since 2017

Age 70

Board Committees:

● Audit, Chair

● Compensation

● Nominating & Governance

Key Expertise:

● Executive Leadership

● Business Strategy

● Financial & Accounting

● Public Board Service & Governance

Mr. Carlile has been the Chairman of the Board since June 2022. Previous to that he was Chair of the Audit Committee; in October 2025, he was again named Audit Committee Chair on a temporary basis while Mr. Biddiscombe serves in the Executive Vice Chair role. Mr. Carlile was a partner at KPMG LLP from 2002 to 2016, and a partner at Arthur Andersen LLP from 1987 to 2002. During his 39-year career in public accounting, Mr. Carlile served as the lead audit partner on numerous public company engagements operating across different industries including technology, global logistics, retail, transportation and manufacturing. In addition to his experience as a lead audit partner, Mr. Carlile held a variety of operating leadership positions at KPMG and Arthur Andersen. Mr. Carlile also serves on the Board of Directors of publicly traded Expeditors International, where he is the Chairman of the Board, and the Board of Directors of Virginia Mason Franciscan Health.

Glen W. DeVos Chief Executive Officer & Director	Director since 2025 Age 65

Mr. DeVos is a seasoned global technology executive with more than four decades of leadership in automotive, mobility, and advanced electronics innovation. He currently leads MicroVision as Chief Executive Officer, based in Detroit, Michigan, after previously serving as the company’s Chief Technology Officer. In his current role, Glen is driving MicroVision’s evolution from advanced R&D to scaled product commercialization, sharpening its strategic focus on autonomy, perception systems, and intelligent mobility solutions. Prior to joining MicroVision, Glen spent more than 30 years at Aptiv and its predecessor Delphi, where he held a series of increasingly senior global leadership roles. As Senior Vice President and Chief Technology Officer and President of multiple business units, including Advanced Safety & User Experience and Mobility & Services, he led large-scale, multi-billion-dollar portfolios spanning autonomous driving, software-defined vehicle architecture, connectivity, cloud platforms, and smart city technologies.

Key Expertise: ● Executive Leadership ● Business Strategy ● Transportation & Mobility Industries ● Technology & Innovation

Jeffrey A. Herbst Independent Director

Director since 2022

Age 62

Board Committees:

● Compensation, Chair

● Audit

Key Expertise:

● Executive Leadership

● Business Strategy

● Financial & Accounting

● Technology & Innovation

● Public Board Service & Governance

Mr. Herbst is Co-Founding Managing Partner of GFT Ventures, a venture capital firm focused on investing in early-stage technology companies primarily located in the U.S. and Israel. Prior to launching GFT Ventures in March 2021, Mr. Herbst served in various roles at NVIDIA Corporation from December 2001 to July 2021, most recently serving as Vice President of Business Development where he built an ecosystem of accelerated computing applications spanning the domains of AI, data science, autonomous machines, and graphics and visualization. Prior to that, he practiced as an attorney with Wilson Sonsini Goodrich & Rosati. Mr. Herbst holds a J.D. degree from Stanford University and a B.S. degree with honors in computer science from Brown University.

5

Laura J. Peterson

Independent Director

Laura Peterson joined the MicroVision Board in July 2025. Ms. Peterson spent over twenty years in leadership roles at Boeing before serving as an independent board member and as an executive in the robotics, autonomy, SaaS, and transportation and logistics sectors. As a Board Director and Chief Executive Officer of Palladyne AI (NASDAQ: PDYN), she led a transformational restructuring and strategic pivot, leveraging the company’s pioneering autonomous robotics artificial intelligence and machine learning software platform. She also served on the board of Air Transport Services Group (NASDAQ: ATSG), a leading global air cargo transportation and logistics company, for nearly eight years, guiding the company through its recently completed sale transaction. She serves on the board of JD Logistics, the transportation and logistics arm of JD.com, China’s largest retailer, and served on the board of Accelya, a Vista Equity Partners’ SaaS portfolio company for four years. Throughout her two decades at Boeing, Ms. Peterson held key senior executive roles in Boeing Commercial Airplanes (BCA) Aircraft Sales, BCA Airplane Production & Supplier Management, BCA Strategy, Boeing International, and Boeing Defense, Space and Security. She holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.S. in Industrial Engineering from Stanford University.

Director since 2025

Age 66

Board Committees:

● Compensation

● Nominating & Governance

Key Expertise:

● Executive Leadership

● Business Strategy

● Financial & Accounting

● Technology & Innovation

● Transportation & Mobility Industries

● Public Board Service & Governance

Peter Schabert

Independent Director

Mr. Schabert is currently a management consultant advising companies in the automotive supply industry. He previously served as President and Chief Executive Officer of Beijing Benz Automotive Co., Ltd, from August 2015 until his retirement in April 2017. Mr. Schabert spent 31 years at Daimler AG, serving in various leadership roles, including head of global powertrain production, and site manager of several Mercedes-Benz manufacturing sites serving in locations throughout Germany, China, and the U.S. Mr. Schabert holds a mechanical engineering degree from Technische Universität Braunschweig.

Director since 2024 Age 72 Board Committees: ● Nominating & Governance Key Expertise: ● Executive Leadership ● Business Strategy ● Technology & Innovation ● Transportation & Mobility Industries

Jada M. Smith

Independent Director

Ms. Smith is Vice President, Global Program Management at Fluence Energy, Inc., a publicly traded global energy storage company, a role she has held since August 2025. In this role, she is responsible for global program execution across the company’s product portfolio, including oversight of cost, schedule, and launch performance. Prior to joining Fluence, Ms. Smith served as Vice President, Program Management for the Americas at Visteon Corporation, a publicly traded global technology company in the automotive industry, from September 2024 to July 2025. From December 2023 to September 2024, Ms. Smith served as Senior Vice President, Product Strategy & Delivery at Karma Automotive, a privately held ultra-luxury electric vehicle manufacturer. Prior to Karma Automotive, Ms. Smith served in several roles of increasing responsibility at Aptiv PLC, a publicly traded global technology company serving the automotive industry. At Aptiv, from February 2022 to November 2022, Ms. Smith served as Senior Program Director, Ford; from November 2020 to August 2022, as Global Engineering Director, Software Platform; from June 2020 to November 2020, as Global Director of Program Management, Connection Systems; as well as previous roles. Prior to Aptiv, Ms. Smith spent nearly 13 years in various engineering roles at Delphi Automotive PLC, a publicly traded high-technology company serving the automotive and transportation sectors, which created Aptiv PLC via a spin-off transaction in 2017. From September 2019 to March 2024, Ms. Smith served on the Board of Directors of the nonprofit Center for Automotive Research. Ms. Smith has a Master of Business Administration degree from Indiana University Kokomo and a B.S. degree in Electrical Engineering Technology from Purdue University.

Director since 2024

Age 48

Board Committees:

●  Audit

●  Nominating & Governance

Key Expertise:

● Executive Leadership

● Business Strategy

● Technology & Innovation

● Transportation & Mobility Industries

6

BOARD OF DIRECTORS & GOVERNANCE MATTERS

We seek individuals to serve as directors with established strong professional reputations, sophistication and experience in strategic planning, leadership, business management, innovation and in substantive areas that affect our business such as: technology development; sourcing, manufacturing and operations; financing; finance and accounting; business operations; intellectual property strategy and licensing; legal and regulatory; and sales and marketing. We believe that each of our current directors possesses the professional and personal qualifications necessary for Board service.

We are committed to actively refreshing our Board and each committee to promote a healthy mix of perspectives and tenures, which we believe promotes strong Board governance. From time to time, we have engaged a third-party recruiter to identify and recommend qualified candidates who will complement the existing skill set and expertise of our Board.

We value having a Board that reflects a variety of relevant perspectives, which together increase the Board’s collective depth and breadth of knowledge. We endeavor to seek out highly qualified director candidates, ensuring that our Board reflects a broad range of perspectives and backgrounds that can prepare and guide the company to successfully navigate changing market dynamics and evolving business environments. The seven director nominees for election at our 2026 Annual Meeting bring to our Board a variety of backgrounds, skills, professional and industry experience, and other attributes and perspectives that contribute to the collective quality of our Board.

Board Meetings and Committees

Our Board met nine times and took action by written consent three times during 2025. Each director attended at least 75% of all Board and applicable committee meetings held during 2025. Directors are highly encouraged to attend our annual meeting of shareholders each year; all but two of the directors nominated for election at our 2025 annual meeting and serving on our Board at the time attended our 2025 annual meeting.

The Board has three principal committees performing the functions required of independent directors by Securities and Exchange Commission, or SEC, rules and Nasdaq listing standards: Audit Committee, Compensation Committee, and Nominating & Governance Committee. Each of these committees meets regularly and has a written charter approved by the Board that is reviewed annually by the respective committee. In addition to these three principal committees, the Board has in the past and may in the future create special committees from time to time.

At each regularly scheduled Board meeting, the Chair of each committee reports on any significant matters addressed by that committee during the quarter. Each director serving on our principal committees is an independent director pursuant to applicable Nasdaq listing standards and SEC rules.

The current charters for each of our principal committees can be found on the investor relations section of our website at www.ir.microvision.com. The composition of our principal committees as of March 31, 2026 was as shown in the table below. We anticipate that some changes in committee composition may be made soon after the 2026 Annual Meeting.

Audit Committee	Compensation Committee	Nominating & Governance Committee
Robert Carlile (Chair) Jeffrey Herbst Jada Smith	Jeffrey Herbst (Chair) Robert Carlile Laura Peterson	Laura Peterson (Chair) Robert Carlile Peter Schabert Jada Smith

7

The Audit Committee

Our Audit Committee:

●	oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting;

●	oversees the qualifications, independence, performance, and engagement of our independent registered public accounting firm;

●	oversees our disclosure controls and procedures, and internal audit function;

●	reviews and pre-approves all audit and permitted non-audit services and fees;

●	reviews and approves all related-person transactions;

●	oversees compliance with policies on business ethics and public responsibility; and

●	oversees financial-related risks and the enterprise risk management program, including management of risks related to cybersecurity.

Changes to the composition of the committee in 2025 included the appointment of Robert Carlile as Chair, replacing Simon Biddiscombe upon his appointment as Executive Vice Chair effective September 30, 2025. The Audit Committee met four times and took action by written consent one time during 2025.

The “audit committee financial experts” designated by the Board are Simon Biddiscombe, Robert Carlile, and Jeffrey Herbst. Mr. Carlile and Mr. Herbst are independent directors; Mr. Biddiscombe is not independent pursuant to Nasdaq rules while he serves as Executive Vice Chair, a position which he is not expected to hold for more than one year. Mr. Biddiscombe has eleven years of experience as a chief financial officer of four public companies and nine years of experience in various roles at PricewaterhouseCoopers LLP. Mr. Carlile has thirty-nine years of experience in various roles in public accounting at KPMG and Arthur Andersen. Mr. Herbst has twenty-two years of experience overseeing venture investments and strategic acquisitions in roles at NVIDIA Corporation and at GFT Ventures, a venture capital firm he co-founded.

The Compensation Committee

Our Compensation Committee:

●	oversees our compensation and employee benefit programs, policies, plans and overall compensation philosophy;

●	determines compensation policies for executive officers and employees;

●	reviews the performance, and determines the compensation, of executive officers;

●	approves and oversees equity-related incentive plans and executive bonus plans;

●	evaluate compensation policies and practices as they relate to risk management practices;

●	recommends the compensation program for Board members; and

●	oversees management of people operations and resources.

8

The Compensation Committee’s charter provides the committee with the authority to retain a compensation consulting firm in its discretion. Throughout 2025, the Compensation Committee retained Frederic W. Cook & Co., Inc., or F.W. Cook, to provide independent compensation consulting services after assessing the independence and determining that there was no conflict of interest. F.W. Cook advised the Compensation Committee on a variety of matters including executive compensation, pay philosophy, compensation peer group, competitive market information, incentive plan design, emerging best practices in compensation matters and alignment of executive compensation with shareholder interests.

The Compensation Committee also serves as the Plan Administrator for our equity award plans pursuant to authority delegated by the Board. The Committee may delegate its authority when it deems appropriate and in the best interest of the company and when such delegation would not violate applicable law, regulation, or Nasdaq rules or SEC requirements.

Changes to the composition of the committee in 2025 included (i) naming Jeffrey Herbst as Chair to replace Simon Biddiscombe when he was named Executive Vice Chair effective September 30, 2025 and (ii) the appointment of Laura Peterson as a member replacing Dr. Mark Spitzer effective July 22, 2025. The Compensation Committee met six times and took action by written consent three times during 2025.

The Nominating & Governance Committee

Our Nominating & Governance Committee:

●	counsels the Board of Directors with respect to Board and committee structure and membership;

●	establishes criteria for nomination to the Board and its committees, taking into account the composition of the Board as a whole;

●	identifies, reviews, and recommends director candidates for the Board;

●	recommends directors for election at the annual meeting of shareholders and to fill new or vacant positions;

●	establishes policies with respect to the process by which our shareholders may recommend candidates for consideration for nomination as a director;

●	assesses and monitors, with Board involvement, the performance of the Board; and

●	recommends directors for membership on Board Committee.

Changes to the composition of the committee in 2025 included the appointment of Laura Peterson as Chair to replace Dr. Mark Spitzer, effective July 22, 2025. The Nominating & Governance Committee met four times and took action by unanimous written consent one time during 2025.

Independence Determination

No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the company, directly or as an officer, share owner, or partner of an organization that has a relationship with the company. The Board observes all criteria for independence set forth in the Nasdaq listing standards and other governing laws and regulations.

9

In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, or other business relationships any director may have with us, either directly or indirectly. As a result of its annual review, the Board has determined that all of the directors and proposed nominees for director, with the exception of Mr. Biddiscombe and Mr. DeVos, are independent and we refer to them throughout this document as the Independent Directors.

The Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director is not considered independent if such director is our employee, or is a partner in, or executive officer of, an entity to which we made, or from which we received, payments in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenue for that year or $200,000. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. None of the Independent Directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests and reviewed and discussed additional information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Based on all of the foregoing, as required by the Nasdaq listing standards, the Board made a subjective determination as to each Independent Director and proposed nominees for director, that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC, providing that to qualify as “independent” for purposes of membership on that Committee, members of audit committees may not accept, directly or indirectly any consulting, advisory, or other compensatory fee from us other than their director compensation.

Compensation Committee Interlocks and Insider Participation

Mr. Herbst, Mr. Carlile and Ms. Peterson have not at any time during the prior three years been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

10

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the company. The Board has oversight responsibility of the processes established to report and monitor systems for the most significant risks applicable to the company. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans, major litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures and senior management succession planning.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth, expectations and responsibilities for our directors, board committee structure and functions, board leadership responsibilities, and other policies regarding the operations of our Board. Our Corporate Governance Guidelines are available without charge on our Investor Relations section of our website, which is located at https://ir.microvision.com.

Board Leadership Structure

Our Board annually elects a Chair of the Board. The Board has chosen to separate the roles of Chair and Chief Executive Officer. Mr. Carlile currently serves as Chair. In this role, among other duties, Mr. Carlile meets with our Chief Executive Officer and with senior officers as necessary, schedules and presides at meetings of the Board, including meetings of the Independent Directors, serves as a liaison between the Board and our management, approves meeting schedules and agendas, and undertakes other responsibilities designated by the Board. The Board believes that the separate roles of Chief Executive Officer and Chair currently serve the interests of us and our shareholders well. Our Chief Executive Officer can devote his attention to leading the company and focus on our business strategy. The Board believes that our separate Chair provides an appropriate level of independence in the company’s leadership through his review and approval of meeting agendas and his leadership of the Board.

The Nominating & Governance Committee will consider recommendations for directorships submitted by shareholders, or groups of shareholders, that have beneficially owned at least 5% of our outstanding shares of common stock for at least one year prior to the date the nominating shareholder submits a candidate for nomination as a director. A nominating shareholder or group of nominating shareholders may submit only one candidate for consideration. Shareholders who wish the Nominating & Governance Committee to consider their recommendations for nominees for the position of director should submit their request in writing no later than the 120th calendar day before the anniversary of the date of the prior year’s annual meeting proxy statement was released to shareholders. Such written requests should be submitted to the Nominating & Governance Committee, care of the Corporate Secretary, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052, must contain the following information and must comply with the procedures in sections 1.11 and 1.12 of our bylaws:

●	All information regarding the nominating shareholder specified in our by-laws, including: the name, address, and number of shares of common stock beneficially owned by the nominating shareholder and any Stockholder Associated Person (as defined in our by-laws);

●	A representation that the nominating shareholder, or Stockholder Associated Persons, has been the beneficial owner of more than 5% of our outstanding shares of common stock for at least one year and will continue to beneficially own at least 5% of our outstanding shares of common stock through the date of the annual meeting;

●	All information regarding the candidate that we would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the SEC with respect to a meeting at which the candidate would stand for election;

●	Confirmation that the candidate is independent, with respect to the company, under the independence requirements established by us, the SEC, and Nasdaq listing requirements, or, if the candidate is not independent with respect to the company under all such criteria, a description of the reasons why the candidate is not independent;

●	The consent of the candidate to be named as a nominee and to serve as a member of the Board if nominated and elected;

●	A representation signed by the candidate that if elected he or she will: (1) represent all shareholders of the company in accordance with applicable laws, and our certificate of incorporation, by-laws, and other policies; (2) comply with all rules, policies, or requirements generally applicable to non-employee directors; and (3) upon request, complete and sign customary Directors & Officers Questionnaires.

In addition to satisfying the foregoing requirements under our by-laws and to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2026 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act of 1934, as amended.

Any eligible shareholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by shareholders.

11

In its assessment of each potential candidate, the Nominating & Governance Committee will review the nominee’s judgment, experience, independence, understanding of our or other related industries and such other factors the Nominating & Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating & Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by directors, members of management, and, as described above, by shareholders. In identifying and considering candidates for nomination to the Board, the Nominating & Governance Committee considers, in addition to the requirements set out in the Nominating & Governance Committee charter, quality of experience, our needs and the range of talent and experience represented on the Board.

Shareholder Communication with the Board of Directors

We have adopted written procedures establishing a process by which our shareholders can communicate with the Board regarding various topics related to the company. A shareholder desiring to communicate with the Board, or any individual director, should send his or her written message addressed to the Board of Directors (or the applicable director or directors) care of the Corporate Secretary, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052. Each submission will be forwarded, without editing or alteration, by the Secretary of the company to the Board, or the applicable director or directors, on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting shareholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such shareholder.

Code of Ethics

We have adopted a code of ethics applicable to all of our executive officers, known as the Code of Ethics for MicroVision Executives. We have also adopted a code of conduct applicable to our directors, officers, and employees, known as the Code of Conduct. The Code of Ethics for MicroVision Executives and the Code of Conduct are available on our website. In the event that we amend or waive any of the provisions of the Code of Ethics for MicroVision Executives we intend to disclose the same on our website at www.microvision.com.

Insider Trading Policies

The MicroVision Statement of Policy on Insider Trading and related Pre-Clearance Procedures govern the purchase, sale, and/or other dispositions of MicroVision securities by our directors, officers, and employees. We believe that these policies are reasonably designed to promote compliance with insider trading laws, rules, and regulations. While the company is not subject to this policy, it is standard MicroVision practice to comply with all applicable securities laws when transacting in its own securities.

Policy Against Employee, Officer and Director Hedging

We consider it improper and inappropriate for any director, officer or other employee of ours to engage in speculative transactions in MicroVision securities. It is, therefore, our policy that directors, officers and other employees may not engage in any of the following transactions with respect to MicroVision’s securities:

●	Short Sales: Short sales of MicroVision securities portray an expectation on the part of the seller that the securities will decline in value and could signal to the market that the seller has no confidence in the company or its short-term prospects. For these reasons, short sales of MicroVision securities are prohibited by our policy.

●	Publicly Traded Options: Transactions in options also may focus the person’s attention on short-term performance at the expense of our long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by our policy.

●	Hedging Transactions: We strongly discourage hedging transactions of MicroVision securities, such as zero-cost collars and forward sale contracts. Any requests to engage in hedging transactions of MicroVision stock must be submitted to the General Counsel (or the Board of Directors for our named executive officers). No such transactions were approved during the most recently completed fiscal year.

●	Margin Accounts and Pledges: Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, nonpublic information or otherwise is not permitted to trade in MicroVision securities, directors, officers and other employees are prohibited from holding MicroVision securities in a margin account or pledging MicroVision securities as collateral for a loan, except to MicroVision.

●	Limit Orders: The General Counsel must review the effective period and timing of any limit order in advance of placing such an order. In general, limit orders will not be approved that begin before or extend after the trading window guidelines discussed above. Despite prior approval an employee must cancel any limit order if the employee later learns material, nonpublic information before the execution of the trade.

12

Director Compensation for 2025

The following table provides information concerning the compensation of our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash	Stock Awards (3)(4)	Option Awards(5)	Total
Robert P. Carlile	$130,000	$100,352	—	$230,352
Jeffrey A. Herbst	$90,000	$100,352	—	$190,352
Laura J. Peterson (1)	$51,739	$103,710		$155,449
Peter Schabert	$75,000	$100,352	—	$175,352
Jada M. Smith	$75,000	$100,352	—	$175,352
Mark B. Spitzer (2)	$42,500	$100,352	—	$142,852

(1)	Ms. Peterson joined the Board effective July 22, 2025.
(2)	Mr. Spitzer departed from the Board effective July 22, 2025. His 2025 stock awards were fully forfeited upon his departure.
(3)	The amounts reported reflect the aggregate grant date fair value, excluding the effect of estimated forfeitures, of awards granted in the year shown pursuant to our 2022 Equity Incentive Plan, determined in accordance with financial accounting rules (FASB ASC Topic 718), rather than an amount paid to or realized by the director. For a discussion of valuation assumptions for these awards, see Note 10 to our Notes to Financial Statements included in our annual report on Form 10-K for the most recently completed fiscal year. Please note that the number of RSUs granted to directors is based upon the average closing price of our common stock for the 20 trading days prior to the applicable annual meeting date, whereas the grant date fair value is calculated based on the closing price on the grant date.
(4)	As of December 31, 2025, Messrs. Carlile, Herbst, and Schabert and Ms. Smith each held an outstanding RSU award covering 44,014 shares of MicroVision common stock, and Ms. Peterson held an outstanding RSU award covering 36,010 shares of MicroVision common stock.
(5)	As of December 31, 2025, the number of outstanding shares underlying option awards for each of our non-employee directors was 30,000 for Mr. Carlile and 0 for Mr. Herbst, Ms. Peterson, Mr. Schabert, and Ms. Smith.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.

We believe it is important to have a compensation policy for non-employee directors that enables us to attract and retain skilled board members with relevant expertise. Our Director Compensation Policy was revised May 2021 to provide a total annual compensation approach that is split between cash and equity based on dollar value. Our Compensation Committee, supported by its independent compensation consultant, reviews our policy regularly to ensure its market competitiveness and continued effectiveness in meeting our goals. Under the policy, base cash compensation is $75,000 for each director. Board and committee chairs receive additional cash compensation that reflects additional responsibilities: Board chair, $50,000; audit committee chair, $20,000; compensation committee chair, $15,000; and nominating & governance committee chair, $10,000. Independent Directors are generally encouraged to serve on two committees, depending on skills and expertise. Cash is paid in equal quarterly installments. Annual equity compensation for each director is in the form of an award of RSUs equal to approximately $100,000 based on the average closing price of our common stock over the 20 trading days preceding the Annual Meeting of Shareholders. Those equity awards vest in equal quarterly installments, with the final installment vesting on the earlier of the one-year anniversary of the grant date or the day before the next Annual Meeting. New directors do not receive a separate initial fee or equity grant but receive cash and an equity grant on a pro rata basis depending on the director’s start date with us.

13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than compensation arrangements for our named executive officers and directors, the following is a description of transaction or series of similar transactions, since January 1, 2025, to which we were a party or will be a party, in which: (i) the amounts involved exceeded or will exceed $120,000; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures with Respect to Related Person Transactions

Under the Code of Conduct adopted by us, officers, directors and employees must avoid even the appearance of a conflict of interest. Under the Code of Ethics for MicroVision Executives we have adopted, all of our executive officers must report any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest. We also review questionnaires completed by all directors and executive officers for potential “related-person transactions” between us and related persons. The Board’s Audit Committee is responsible for review, approval, or ratification of related-person transactions. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Certain Transaction with or Involving Related Person

Since August 2025, the company employed a family member of our Chief Executive Officer, Glen DeVos. Robert Cooper, brother-in-law to Mr. DeVos, was initially engaged as an independent contractor and was subsequently hired as a full-time employee in the role of project manager. During fiscal year 2025 and through April 15, 2026, the company paid total compensation to Mr. Cooper of $137,222. The arrangement was reviewed and approved in accordance with the company’s related person transaction policy. The Audit Committee determined that Mr. Cooper’s compensation was consistent with that of similarly situated employees and that the engagement and subsequent employment were conducted in the ordinary course of business. Mr. DeVos did not participate in the review or approval of this arrangement.

INFORMATION ABOUT MICROVISION COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table shows as of May 11, 2026 (the “table date”), the number of shares of our common stock beneficially owned by our directors and nominees, named executive officers, and all directors and executive officers as a group and each person known by us to own beneficially more than 5% of our outstanding common stock.

Name of Beneficial Owner	Number of Shares(1)(4)	Percent of Common Stock(2)
Glen W. DeVos	1,082,607	0.33%
Drew G. Markham	927,009	0.28%
Simon Biddiscombe(3)	437,256	0.13%
Robert P. Carlile(3)	590,706	0.18%
Jeffrey A. Herbst	280,919	*
Laura J. Peterson	109,601	*
Peter Schabert	168,478	*
Jada M. Smith	176,550	*
All executive officers and directors as a group (9 persons)	3,957,703	1.19%
BlackRock(5)	17,358,107	5.8%
State Street Corporation(6)	13,450,890	4.5%

*	Less than 1% of the outstanding shares of common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, and except as otherwise noted, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.
(2)	Percentage of common stock is based on 331,605,685 shares of common stock outstanding as of May 11, 2026.
(3)	Includes 30,000 shares issuable upon exercise of options.
(4)	Includes RSUs scheduled to vest within 60 days of the table date equal to 723,000 for Mr. DeVos, 538,680 for Ms. Markham, 22,007 for Messrs. Biddiscombe, Carlile, Herbst, and Schabert, and Ms. Smith, 18,005 for Ms. Peterson, and 1,395,720 for all executive officers and directors as a group.
(5)	The Schedule 13G filed with the SEC by BlackRock, Inc. on October 17, 2025 indicates that as of September 30, 2025, BlackRock beneficially owned 17,358,107 shares of MicroVision common stock, with sole voting power over 17,052,052 shares and sole dispositive power over 17,358,107 shares. BlackRock’s reported address is 50 Hudson Yards, New York, NY 10001.
(6)	The Schedule 13G filed with the SEC by State Street Corporation on November 10, 2025 indicates that as of September 30, 2025, State Street beneficially owned 13,450,890 shares of MicroVision common stock, with shared voting power over 13,082,074 shares and shared dispositive power over 13,450,890 shares. State Street’s reported address is One Congress Street, Suite 1, Boston, MA 02114.

Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that all of these reporting persons complied with their filing requirements during 2025.

14

Proposal Two—Approval of ISSUANCE OF SHARES PURSUANT TO THE 2026 CONVERTIBLE NOTES

On February 23, 2026, we entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) for the exchange of senior secured convertible notes due 2026 for senior secured convertible notes due 2028 (the “Exchanged Note”) and the purchase of senior secured convertible notes due 2028 (the “New Note” and together with the Exchanged Note, the “2026 Convertible Notes”) with an institutional investor (the “Holder”). The aggregate principal amount for the 2026 Convertible Notes is $43 million (the “Principal Amount”). The Convertible Notes bear zero coupon and mature on March 1, 2028. The 2026 Convertible Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by a first priority perfected security interest in all bank and securities accounts, now owned and later created or acquired, of the Company and its subsidiaries. The transactions pursuant to the Purchase Agreement were completed and the 2026 Convertible Notes were issued on February 23, 2026.

The Holder has the option to partially redeem the 2026 Convertible Notes (a “Partial Redemption Payment”) on the first day of each month beginning April 1, 2026 and ending on March 1, 2028.

The 2026 Convertible Notes will be optionally convertible by the Holder, subject to certain limitations as described in the 2026 Convertible Notes. If the Holder elects to convert the 2026 Convertible Notes (including with respect to the Principal Amount underlying the Partial Redemption Payments), the initial conversion price will be an amount equal to $0.8819, which is equal to one hundred ten percent (110%) of the last reported sale price on February 23, 2026, subject to customary anti-dilution adjustments as set forth in the 2026 Convertible Notes. The 2026 Convertible Notes are subject to limits on conversion including a limit on the number of shares that may be issued upon conversion or otherwise of 61,315,970 shares in the aggregate until our stockholders have approved this Proposal 2 (the “2026 Convertible Note Proposal”).

The Purchase Agreement requires us to use reasonable best efforts to obtain approval of the 2026 Convertible Note Proposal, and to include the Board of Directors’ recommendation that the holders of shares of the company’s common stock vote in favor of the 2026 Convertible Note Proposal. If we fail to receive approval of this Proposal 2 at the Annual Meeting, we will be required to hold a special meeting of shareholders for the purpose of obtaining such approval no less often than every 90 days following the date of the Annual Meeting until such approval is obtained.

Please refer to our Current Report on Form 8-K filed on February 24, 2026, including the exhibits thereto, for detailed information regarding the terms of the Purchase Agreement and the 2026 Convertible Notes.

Reasons for Stockholder Approval

Our common stock is listed on The Nasdaq Global Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(d), which requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of a binding agreement for the issuance of such securities (the “Minimum Price”).

Immediately prior to the issuance date of the 2026 Convertible Notes, we had 306,579,855 shares of our common stock outstanding. If we receive stockholder approval of this Proposal 2, the potential issuance of shares of our common stock pursuant to the 2026 Convertible Notes could result in us issuing greater than 20% of our shares of common stock outstanding prior to giving effect to the issuance of the 2026 Convertible Notes at a price below the Minimum Price. As such, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) pursuant to the 2026 Convertible Notes in excess of 61,315,971 shares, which is 20% of the shares of our common stock outstanding immediately prior to the issuance date of the 2026 Convertible Notes.

15

Potential Effects of the Proposal

If our stockholders do not approve this Proposal 2, the limitation on converting the 2026 Convertible Notes will remain in effect and the holders of the 2026 Convertible Notes will not be entitled to convert the 2026 Convertible Notes into shares of our common stock to the extent that the conversion would result in the issuance of more than 61,315,971 shares of our common stock. However, to the extent we are unable to issue shares upon such conversion, we will be required to make cash payments to the holders pursuant to the terms of the 2026 Convertible Notes, and such cash payments could be substantial. We may also be unable to settle required redemption payments in shares, which could substantially increase the cash burden of the 2026 Convertible Notes, as we will be required to make such payments in cash.

In addition, the limitations on conversion that would remain in effect if this Proposal 2 is not approved could jeopardize our future financing prospects because prospective purchasers of securities may consider our stockholders as unsupportive of financings approved by our Board.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Vote Required – Your vote is extremely important.

Pursuant to Delaware law and our charter, the proposal to approve the 2026 Convertible Notes requires approval by a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Summary

As described above, our Board and management believe that approval of the 2026 Convertible Note Proposal is critical to our ability to strategically manage cash resources as we accelerate commercial engagement, achieve revenue objectives, and profitably scale our operations. The 2026 Convertible Notes are an important component of our financing plan, including the key feature that allows the company, in its discretion, to meet redemption obligations in shares rather than cash thereby reserving cash resources to fund our commercial plans and go-to-market strategy. Approval of Proposal 2 is vital to the overall execution of our financing plan and business strategy, and thoughtfully balances the near-term interests of shareholders and long-term success of MicroVision.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ISSUANCE OF SHARES PURSUANT TO THE 2026 CONVERTIBLE NOTES.

16

Proposal THREE—Approval of AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE OUR BOARD THE RIGHT TO EFFECT A REVERSE STOCK SPLIT

AND SIMULTANEOUSLY REDUCE AUTHORIZED SHARES

Context for Proposal 3

We recently disclosed our strategic plan to transform the lidar industry. Beginning with the fourth quarter 2025 appointment of Glen DeVos as Chief Executive Officer, the company has methodically executed on plan objectives, including deepening its technical expertise, expanding its product portfolio, sharpening its go-to-market plan, and accelerating its commercial traction. Specifically, in the fourth quarter of 2025, we announced commercial momentum in the industrial and security & defense sectors with an order of MOVIA L sensors and integrated software, which has subsequently grown in volume through additional orders from our available inventory to support immediate mission-critical customer needs.

In the first quarter of 2026, we strategically expanded our technical expertise, product portfolio, and customer base through asset acquisitions from Luminar Technologies Inc. and Scantinel Photonics GmbH. Immediately following these acquisitions, we implemented plans to restructure and streamline operations in an effort to reduce and right-size the company’s operating expenses. To support the acquisitions and in line with our larger financial goals and fiscal discipline, we issued the 2026 Convertible Notes, bolstering the company’s cash position.

Now, with the broadest portfolio of sensor solutions and related software, immediately available inventories of short- and long-range sensors, active customer evaluations, and collaborative development programs, we believe MicroVision is effectively executing on its strategic plan. To enable its commercial goals, however, this plan requires a capital structure and investment opportunity that is compelling to a wide range of investors. In management’s view, our strategic plan to reshape the lidar industry requires a multifaceted evolution of MicroVision – not only operational efficiency and commercial growth, but also a maturing of the capital structure.

Accordingly, the Board recommends this Proposal 3 to provide it with the discretion to effectuate a reverse stock split, that would simultaneously reduce our authorized shares from 510 million to 150 million, with the goal of not only regaining compliance with Nasdaq listing requirements but also achieving a compelling stock price to attract a wide range and more stable base of investors. Setting the number of authorized shares at 150 million was determined after careful analysis of the minimum shares needed to preserve the capital flexibility the Company needs to execute its strategic plan, as well as to cover its existing obligations, including shares issuable under the 2026 Convertible Notes described in Proposal 2 and shares reserved under the Company's equity incentive plans.

The Board believes that a reduction in the number of available shares and outstanding shares coupled with an increase in the per share price of MVIS would enhance the market perception of our common stock, particularly among institutional investors and other stable, value-seeking market participants. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are restricted by internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Therefore, approval of this Proposal 3 is expected to improve our ability to access capital markets by enabling the issuance of additional authorized shares at more viable pricing levels.

Overview of Proposal 3

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval a proposal to amend our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) at any whole number ratio between, and inclusive of, 1-for-5 (every five shares would be combined into one) and 1-for-15 (every fifteen shares would be combined into one) and to reduce our authorized shares from 510 million to 150 million. Approval of this proposal will grant the Board of Directors the authority, without further action by the shareholders, to carry out the simultaneous amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendment”) at any time within one year after the date that shareholder approval for the Reverse Stock Split Amendment is obtained, with the exact exchange ratio and timing of the Reverse Stock Split to be determined at the discretion of the Board of Directors. The decision whether and when to effect the Reverse Stock Split, and at what whole number ratio to effect the Reverse Stock Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the applicable continued listing requirements of The Nasdaq Stock Market.

The Reverse Stock Split Amendment will result in a reduction of the total number of shares of our common stock that we are authorized to issue but not by a corresponding ratio, and, as a result, although the number of authorized shares of common stock will decrease to 150 million, the number of authorized shares that we will have available for issuance will increase by some amount. See “—Principal Effects of the Reverse Split” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split. The Reverse Stock Split will not change the number of authorized shares of preferred stock nor the par value of the common stock or the preferred stock.

Rationale for the Reverse Stock Split

Our common stock trades on The Nasdaq Stock Market, which we believe helps support and maintain stock liquidity and company recognition for our shareholders. Companies listed on Nasdaq, however, are subject to various continued listing standards imposed by Nasdaq. One of these standards is the “minimum bid price” requirement, which requires that the bid price of the common stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from the relevant tier of the Nasdaq exchange if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

17

As previously disclosed, on January 12, 2026, we received written notice from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that, based upon our closing bid price for the prior 30 consecutive business days, the company no longer met the continued listing requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). We have 180 days from the January 12th noncompliance notification date, or until July 13, 2026, to regain compliance. Unless an extended grace period is permitted, which we would not expect to be granted unless we transfer our listing to the Nasdaq Capital Market, in order to regain compliance with the bid price requirement we must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days prior to the July 13, 2026 compliance deadline or we would expect to receive, and immediately appeal, a notice of delisting. Alternatively, we may be eligible for an additional 180 days to regain compliance if we transfer our listing to the Nasdaq Capital Market prior to July 13, 2026.

Effecting the Reverse Stock Split would reduce our total shares of common stock outstanding, which we believe will increase the price per share of our common stock. For example, a hypothetical company with a market value of $50 million and 100 million shares outstanding would have a trading price of $0.50 per share, while a company with the same market value and only 25 million shares outstanding would have a trading price of $2.00 per share. The Board believes that an increase in the price level of our common stock is likely to generate interest in MicroVision among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities.

We are asking shareholders to approve this proposal because we believe the Reverse Stock Split will result in a higher price per share for outstanding shares of our common stock. This, we believe, could provide a number of potential advantages. We describe each of these below.

Potential Advantages of the Reverse Stock Split

Maintain Nasdaq Stock Market Listing. We believe that having our common stock delisted from The Nasdaq Stock Market would be undesirable for our shareholders and potentially detrimental to our business. Among other things, being delisted could reduce the liquidity of our common stock. We also attribute value to our ticker symbol, which is easily recognized as “MVIS” and has represented MicroVision for nearly 30 years. We could lose this ticker symbol if our stock were to be delisted by Nasdaq. Moreover, being listed on The Nasdaq Stock Market carries with it certain prestige, and we believe it improves the recognition of our company.

Our Board of Directors believes that a Reverse Stock Split, at a whole number exchange ratio ranging from 1-for-5 to 1-for-15, would result in an increase in the price per share, and thereby help us meet the $1.00 per share minimum bid price requirement. While our stock price could trade above $1.00 on its own accord over the next few months, our Board believes that it is in our best interest and in the interest of our shareholders to seek approval of the Reverse Stock Split Amendment in order to increase the likelihood that we regain compliance before the end of the relevant grace period. Even if our common stock’s closing bid price were to satisfy the minimum closing bid price requirements prior to approval of this proposal, we may still effect the Reverse Stock Split if our shareholders approve this proposal and our Board of Directors determines that effecting the Reverse Stock Split would be in the best interest of the company and its shareholders.

Support Capital Flexibility. By preserving our Nasdaq listing, we can continue to consider and pursue a wide range of future financing options to support our business. We believe being listed on a national securities exchange, such as any tier of The Nasdaq Stock Market, is valued highly by many long-term investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future shareholders.

Increase Our Common Stock Price to a Level More Appealing for Investors. We believe that the Reverse Stock Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest in our common stock.

Risks Associated with the Reverse Stock Split

The proposed Reverse Stock Split carries with it several risks. We cannot assure you, for example, that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For instance, using the closing price of our common stock on May 7, 2026 of $0.61 per share as an example, if our Board of Directors were to implement the Reverse Stock Split at a 1-for-10 ratio, we cannot assure you that the post-split market price of our common stock would be or would remain at a price of ten times greater than $0.61, or $6.10. In many cases, the market price of a company’s shares declines after a reverse stock split. Thus, while our stock price might initially meet the relevant continued listing requirements, we cannot assure you that it would continue to do so.

18

The market price of our common stock will also be affected by our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the decline as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we expect that the Reverse Stock Split will be sufficient to maintain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in our common stock trading at a level in compliance with relevant Nasdaq listing rules, another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the common stock on Nasdaq.

The Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by our Board of Directors although perceived to be desirable by some shareholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this Reverse Stock Split Proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board of Directors currently aware of any such attempts directed at us). Nevertheless, shareholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of the Reverse Stock Split

Reduction of Shares Held by Our Shareholders. After the effective date of the Reverse Stock Split, each shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the company. For example, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split.

Change in Number and Exercise Price of Outstanding Options. Under the terms of our 2022 Equity Incentive Plan, as amended, and our 2025 Inducement Plan (together with the 2022 Equity Incentive Plan, the “Equity Plans”), the respective administrators will make appropriate adjustments to the maximum number of shares that may be issued under the respective plans, the number of shares subject to outstanding awards and the exercise prices relating to awards.

Reduction in Number of Outstanding Shares. The Reverse Stock Split will reduce the total number of outstanding shares of common stock by the exchange ratio determined by the Board of Directors in its discretion and it will apply automatically to all shares of our common stock, including shares issuable upon the exercise of outstanding stock options.

Adjustment in Number of Authorized Shares. The proposed Reverse Stock Split Amendment will have the effect of reducing our total authorized number of shares of common stock from 510 million to 150 million. This is a significant reduction in authorized shares, but is not a proportional reduction in the total number of shares of common stock that we are authorized to issue. Accordingly, the implementation of the Reverse Stock Split Amendment will have the effect of increasing the number of shares of common stock that are available for future issuance as reflected in the table below. The resulting increase in such availability in the authorized number of shares of common stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued common stock of MicroVision, the issuance of additional shares of authorized common stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of our common stock.

19

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

The following table sets forth the approximate number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on 344,645,965 shares of common stock outstanding as of May 28, 2026. If the Reverse Stock Split is effectuated, regardless of the ratio, the number of shares of common stock authorized will be reduced from the current authorized shares of 510 million to 150 million.

As of the Record Date, there were 510,000,000 shares of common stock authorized, 344,645,965 shares outstanding, and 70,930,320 shares available for issuance after reducing for shares of common stock reserved for future issuance under the Equity Plans (including outstanding equity awards) and upon the exercise of outstanding warrants, and shares required to be reserved in connection with the 2026 Convertible Notes.

Following the Reverse Stock Split, at three possible ratios, and the simultaneous reduction of authorized shares to 150,000,000, the following table shows the number of authorized shares that would be outstanding and that would remain available for issuance.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split	Approximate Shares of Common Stock Authorized and Available for Issuance After Reverse Stock Split(1)
None	—	—
1:5	68,929,193	62,186,064
1:10	34,464,597	106,093,031
1:15	22,976,398	120,728,687

(1)

Based on 150,000,000 shares of authorized common stock in connection with the effectuation of the Reverse Stock Split, regardless of the actual ratio, and reduced by (i) 23,915,220 shares of common stock reserved for future issuance under the Equity Plans (including outstanding equity awards), (ii) 5,750,225 shares of common stock reserved for future issuance upon the exercise of outstanding warrants, and (iii) 64,758,270 shares required to be reserved in connection with the 2026 Convertible Notes, in each case, on a pre-Reverse Stock Split basis as of May 28, 2026.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our shareholders and if our Board of Directors concludes that the Reverse Stock Split is in the best interests of the company and its shareholders on a date within one year after shareholder approval is obtained, our Board of Directors will cause the Reverse Stock Split to be implemented at the whole number ratio between 1-for-5 and 1-for-15 as selected by our Board of Directors in its sole discretion. We will file the amendments to our Certificate of Incorporation with the Delaware Secretary of State at such time as our Board of Directors deems appropriate. The amendments will become effective on the date filed (the “Effective Date”).

As soon as practicable after the Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. We will retain an exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the Exchange Agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the company’s shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Shareholders whose shares are held in book-entry form do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the Effective Date, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the amendment to the Certificate of Incorporation, even if the Reverse Stock Split has been authorized by our shareholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

20

No Dissenter’s Rights

Under applicable Delaware law, our shareholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Required Vote

The approval of amendments to the Certificate of Incorporation to effect a reverse stock split and decrease authorized shares require the affirmative vote of a majority of the votes properly cast on the proposal at the Annual Meeting. Abstentions and broker non-votes, if any, will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

The Proposed Amendments

This general description of Proposal 3 is qualified in its entirety by reference to the text of the amendments set forth in this Proposal 3 to effect a reverse stock split and, simultaneously, reduce authorized shares of common stock. If Proposal 3 is approved by shareholders, our Board of Directors may determine in its sole discretion to effect the Reverse Stock Split. If the Board of Directors determines to effect the Reverse Stock Split, the amendments will be filed with the Secretary of State of the State of Delaware. The amendments are subject to additional modification as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors or the company deems necessary and advisable to effect the Reverse Stock Split. If Proposal 3 is not approved, the Certificate of Incorporate will not allow for the effecting of the Reverse Stock Split.

The Certificate of Incorporation shall be amended and restated such that:

(a)	the following paragraph shall be added after the first paragraph of ARTICLE IV if our shareholders vote to approve this Proposal 3:

As of 5:00 p.m. (eastern time) on [   ], 2026 (the “Effective Time”), each [   ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

and

(b)	the first paragraph of ARTICLE IV shall be amended and restated to read in its entirety as follows if our shareholders vote to approve this Proposal 3:

The total number of shares of capital stock which this corporation shall have the authority to issue is one hundred seventy-five million (175,000,000) shares, consisting of (i) one hundred fifty million (150,000,000) shares of common stock, $.001 par value (“Common Stock”) and (ii) twenty-five million (25,000,000) shares of preferred stock, $.001 par value (“Preferred Stock”).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE OUR BOARD THE RIGHT TO EFFECT THE REVERSE STOCK SPLIT AND SIMULTANEOUSLY REDUCE AUTHORIZED SHARES, AS DESCRIBED ABOVE

PROPOSAL FOUR—APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our Board is asking shareholders to cast a non-binding, advisory vote FOR the approval of the compensation paid to MicroVision’s named executive officers, as disclosed in the Executive Compensation section of this proxy statement.

Our executive compensation program embodies a pay-for-performance philosophy that is intended to reinforce and propel our business strategy and closely align the interests of our executives with our shareholders. This performance-based philosophy is achieved through a program that emphasizes at-risk compensation tied to the achievement of performance objectives and shareholder value. Our executive compensation program is also designed to attract and retain highly talented executives who are critical to the successful implementation of our business strategy.

For these reasons, our Board is asking shareholders to support this proposal. Although the vote is non-binding, our Compensation Committee and Board value the views of our shareholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers. We seek your vote on this proposal pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and we seek advisory votes on executive compensation each year.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL 2025, AS DISCLOSED IN THIS PROXY STATEMENT.

21

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid to, or earned by, each of our named executive officers during the last three fiscal years.

Name and Principal Positions	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Glen DeVos (6)	2025	347,008	—	3,033,795	—	—	7,043	3,387,845
Chief Executive Officer,	2024	—	—	—	—	—	—	—
Chief Technology Officer	2023	—	—	—	—	—	—	—
Simon Biddiscombe(7)	2025	122,500	—	408,832	—	—	1,325	532,657
Executive Vice Chair, Director	2024	91,250	—	88,495	—	—	—	179,745
	2023	90,000	—	141,386	—	—	—	231,386
Drew G. Markham (8)	2025	400,000	—	1,072,880	—	—	10,500	1,483,380
SVP, General Counsel, Head of People Operations	2024	391,833	—	616,000	—	—	10,193	1,018,026
	2023	372,000	204,875	—	—	—	9,900	586,775
Sumit Sharma (9)	2025	397,500	—	—	—	—	1,262,058	1,659,558
Former Chief Executive Officer	2024	530,000	—	5,983,750	—	—	11,227	6,524,977
	2023	462,917	—	4,245,000	—	—	54,900	4,762,817
Anubhav Verma (10)	2025	411,719	—	—	—	—	—	411,719
Former Chief Financial Officer	2024	417,708	—	699,875	—	—	—	1,117,583
	2023	400,000	220,000	—	—	—	—	620,000

(1)	Amounts reflect cash salary paid in the respective year.

(2)	To conserve cash and drive alignment with shareholders, the 2025 short-term incentive bonus for each of Mr. DeVos and Ms. Markham was made in the form of a grant of RSUs that vest upon certification of achievement of the applicable performance goals and service to the Company through the first anniversary of the grant date. These short-term incentive bonuses are governed by the 2025 Executive Bonus Plan, which was designed to motivate and reward eligible employees, including executive officers. Total attainment for the fiscal year 2025 target period was based on certain predetermined financial and non-financial objectives, including at least $10 million in revenue of the Company (weighted at 25%), no more than $55 million of cash operating expenses of the Company (weighted at 25%), and both team and individual strategic business objectives (weighted at 50%). The 2025 Bonus Plan also provided for a maximum payout at 200% of target. On April 15, 2026, the Compensation Committee certified actual financial results relevant to the 2025 Bonus Plan as relates to executive and non-executive participants in such plan. On the same date the Board for Mr. DeVos and the Compensation Committee for Ms. Markham determined that the non-financial objectives pursuant to the 2025 Bonus Plan had been fully achieved at the target level based on Mr. DeVos’ efforts to successfully deepen and expand the company’s product roadmap and strengthen and expand the company’s commercial organization and opportunities and Ms. Markham’s work to drive cost efficiencies and enable strategic organizational goals. The Compensation Committee and Board determined that the objective required for maximum payout was not achieved. Accordingly, it is anticipated that on June 2, 2026, subject to continued employment on such date, 75% of the target RSUs granted to Mr. DeVos and to Ms. Markham in 2025 pursuant to the 2025 Bonus Plan will vest. Mr. DeVos’ incentive target is 100% of his base salary (so he is expected to vest in RSUs valued at 75% (calculated as 75% of 100%) of his base salary as his bonus payout), while Ms. Markham’s incentive target is 55% of her base salary (so she is expected to vest in RSUs valued at 41.25% (calculated as 75% of 55%) of her base salary as her bonus payout). Consistent with prior year reporting, the 2025 amounts have been reported as Stock Awards because the awards have not yet vested.

22

(3)	The amounts reported reflect the aggregate grant date fair value, excluding the effect of estimated forfeitures, of awards granted or modified in the year shown pursuant to our 2020 Incentive Plan, 2022 Equity Incentive Plan, or 2025 Inducement Equity Plan, determined in accordance with financial accounting rules (FASB ASC Topic 718), rather than an amount paid to or realized by the executive officer. For a discussion of valuation assumptions for these awards, see Note 10 to our Notes to Financial Statements included in our annual report on Form 10-K for the most recently completed fiscal year. For performance-based RSUs granted in 2024 and 2025, the grant date fair value reported assumes maximum level of achievement; in 2024 and expected in 2025, only a percentage of the awards granted will actually vest to reflect actual (versus target) performance.

(4)	For the 2025 compensation year, Mr. DeVos and Ms. Markham are eligible for performance-based bonuses pursuant to the 2025 Executive Bonus Plan, however such bonuses are expected to be paid out at target (not at maximum) in the form of vesting of RSUs in June 2026, subject to certain conditions.

(5)	With respect to Mr. Sharma, other compensation for 2025 includes severance compensation, as described in Note 9 below, as well as tax equalization payments. Tax equalization payments were made on behalf of Mr. Sharma in 2025 when the company paid a net amount of $73,649 to the German tax authority, of which $36,088 related to the German tax assessment for 2023 and $37,561 related to the German tax assessment for 2022. For tax year 2024, the company made an additional tax equalization payment in 2026 in the net amount of $103,692 with respect to Mr. Sharma’s time spent working in Germany in 2024 overseeing company operations there. The remaining amounts included in this column generally consist of matching contributions under MicroVision’s 401(k) plan of 50% of the first 6% of eligible pay contributed to the 401(k) plan and which benefit is available to all of the company’s employees.

(6)	Mr. DeVos commenced employment with MicroVision on March 31, 2025. He served as the company’s Chief Technology Officer from that date until September 30, 2025, when he was named Chief Executive Officer and Director of the company. As Chief Technology Officer, Mr. DeVos’ compensation was comprised of annual base salary of $425,000, a short-term incentive bonus target of 55% of base salary, and an inducement equity award of 1,300,000 RSUs scheduled to vest ratably over four years on each anniversary of his start date, subject to continued employment on each vesting date. He is also eligible to participate in the company’s long-term incentive program at the discretion of the Compensation Committee beginning in 2026. Effective September 30, 2025, Mr. DeVos was named Chief Executive Officer and entered into an employment agreement with the company, which reflects base salary of $530,000 per annum, as may be adjusted from time to time at the discretion of the Board; and a short-term incentive bonus target of 100% of base salary; participation in the company’s Key Executive Severance and Change in Control Plan at the highest benefit levels; and participation in the benefits and programs generally available to other employees of the company, including expense reimbursement, retirement, insurance and vacation.

(7)	Mr. Biddiscombe commenced employment with MicroVision on September 30, 2025, when he was named by the Board to serve as Executive Vice Chair for a temporary period of no longer than one year. While serving in this role, Mr. Biddiscombe’s compensation includes base salary of $265,000 on an annualized basis and he received an equity award of 241,000 RSUs scheduled to vest in full on October 1, 2026 subject to his continued services to the company, whether as Executive Vice Chair or as a Director. Mr. Biddiscombe served as an independent director prior to his appointment as Executive Vice Chair and it is expected that he will return to the role of independent director in accordance with Nasdaq rules following his service as Executive Vice Chair.

(8)	Ms. Markham served as Senior Vice President, General Counsel & Secretary, and Head of People Operations for all of 2025, with compensation comprised of base salary of $400,000, a short-term incentive bonus target of 55% of base salary, and eligibility for long-term incentive equity at the discretion of the Compensation Committee.

(9)	For 2025, Mr. Sharma served as the company’s Chief Executive Officer from January 1 until September 30, 2025, with compensation comprised of base salary of $530,000, a short-term incentive bonus target of 100% of base salary, and eligibility for long-term incentive equity at the discretion of the Board. In connection with the termination of his employment, which constituted an “involuntary termination” for purposes of the company’s Executive Severance and Change in Control Plan, Mr. Sharma received severance benefits that included 18 months of base salary ($795,000), 100% of his target short-term incentive bonus, prorated for service in 2025 ($397,500), plus 12 months of COBRA coverage ($9,654). He received no acceleration of vesting of outstanding equity awards.

(10)	For 2025, Mr. Verma served as the company’s Chief Financial Officer from January 1 until his voluntary resignation from the company effective December 17, 2025. As CFO, his compensation was comprised of base salary of $425,000, a short-term incentive bonus target of 65% of base salary, and eligibility for long-term incentive equity at the discretion of the Compensation Committee. Mr. Verma received no severance compensation in connection with his exit.

23

Outstanding Equity Awards at December 31, 2025 Fiscal Year End

The following table provides information regarding the holdings of stock options and RSUs by each of our named executive officers as of the end of our most recently completed fiscal year. The 2025 named executive officers who were not serving as executives of the company at December 31, 2025 are not shown in the table as the company does not have access to data regarding their outstanding MicroVision equity on that date. The market value of RSUs is based on the closing price of MicroVision common stock on The Nasdaq Stock Market on December 31, 2025, which was $0.83.

Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)
Glen DeVos	4/2/2025					1,300,000	(1)	$1,076,530
Simon Biddiscombe		30,000	—	$0.62	12/19/28			$-
	6/6/2025					44,014	(2)	$36,448
	10/1/2025					241,000	(3)	$199,572
Drew G. Markham	6/4/2024	—	—	—	—	240,120	(4)	$198,843
	6/6/2025					360,000	(4)	$298,116

(1)	Awarded pursuant to the company’s 2025 Inducement Equity Plan, the RSUs are scheduled to vest ratably over four years on each anniversary of the grant date, with each such vesting event subject to continued service to MicroVision on the respective vesting date.
(2)	The award was granted pursuant to the company’s independent director compensation program, and the RSUs are scheduled to vest ratably each quarter over the one-year period following the grant date, with each such vesting event subject to continued service to MicroVision on the respective vesting date.
(3)	The award was granted in connection with the appointment as Executive Vice Chair, and the RSUs are scheduled to vest on October 1, 2026, subject to continued service to MicroVision on the vesting date.
(4)	The RSUs are scheduled to vest ratably over three years on each anniversary of the grant date, with each such vesting event subject to continued service to MicroVision on the respective vesting date.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation programs and policies and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing company-wide and individual financial and other performance targets, our bonus structure of payouts and the nature of our key performance metrics. We believe these practices encourage our employees to focus on sustained long-term growth, which we believe will ultimately contribute to the creation of shareholder value.

24

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.

			Average	Average	Value of Initial Fixed $100 Investment Based On:			Company Selected Measure
Year (1)	Summary Compensation Total for PEOs	Compensation Actually Paid to PEOs (2)	Summary Compensation Table Total for Non-PEOs	Compensation Actually Paid to Non-PEOs (2)	MVIS Total Stockholder Return (3)	Peer Group Total Stockholder Return (3)	Net Loss (in thousands) (4)	Stock Price (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,486,790	$2,488,497	$2,173,849	$1,569,628	$15.39	$220.10	$(94,981)	$0.83
2024	$6,524,977	$(30,023)	$1,067,804	$(489,143)	$181.95	$192.74	$(96,915)	$1.31
2023	$4,726,817	$832,417	$603,388	$350,830	$369.44	$146.11	$(82,842)	$2.66

(1)	For 2025, the PEOs were Mr. DeVos from October through December and Mr. Sharma from January through September; the Non-PEOs were Ms. Markham for the entire year, Mr. Verma for all but the final two weeks of the year, and Mr. Biddiscombe from October through December. For 2024 and 2023, the PEO was Mr. Sharma and the Non-PEOs were Mr. Verma and Ms. Markham for the entire year.
(2)	The Summary Compensation Table totals reported for the PEO and the average of the Non-PEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”: the summary compensation table totals were decreased for amounts reported under the “Option Awards” and “Stock Awards” columns and increased/decreased for the inclusion of Rule 402(v) equity values, which reflect the aggregate of the following components, as applicable (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

25

Description of Adjustment	2025	2024	2023
Summary Compensation Table Total Compensation for PEOs	$2,486,790	$6,524,977	$4,726,817
Subtract grant date fair value of option awards and stock awards granted in the applicable fiscal year	$(743,910)	$(5,983,750)	$(4,245,000)
Adjust for year-end fair value of equity awards granted in the applicable fiscal year that are outstanding and unvested as of the applicable fiscal year end	$745,616	$2,128,750	-
Adjust for change in fair value at year-end of equity awards granted in prior years that are outstanding and unvested as of the applicable fiscal year	$-	$(3,213,000)	$(414,400)
Adjust for vesting date fair value of equity awards granted and vested in applicable fiscal year	$-	$513,000	729,000
Adjust for change in fair value of equity awards granted in prior years that vested in the applicable fiscal year	$-	$-	$-
Compensation Actually Paid to PEOs	$2,488,497	$(30,023)	$832,417

Summary Compensation Table Total Compensation for Non-PEOs	$2,173,849	$1,067,804	$603,388
Subtract grant date fair value of option awards and stock awards granted in the applicable fiscal year	(3,671,245)	$(657,938)	$-
Add year-end fair value of equity awards granted in the applicable fiscal year that are outstanding and unvested as of the applicable fiscal year-end	$3,003,338	$783,544	$-
Adjust for year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the applicable fiscal year	$199,300	$(1,847,316)	$(225,904)
Adjust for change in fair value of equity awards granted in prior years that vested in the applicable fiscal year	$-	$212,438	$3,346
Subtract prior year-end fair value of equity award granted in prior years that failed to vest in the applicable fiscal year	$(135,614)	$(47,675)	$-
Compensation Actually Paid to Non-PEOs	$1,569,628	$(489,143)	$350,830

(3)	An investment of $100 is assumed to have been made in our common stock as of December 31, 2020. We have selected the Dow Jones U.S. Electronic & Electrical Equipment Index (DJUSEE) as our peer group. An investment of $100 is assumed to have been made in the DJUSEE as of December 31, 2020.
(4)	The dollar amounts reported represent the amount of the net loss reflected in our audited financial statements of the applicable fiscal year.
(5)	The stock prices reported here are the closing prices on the last trading day of the relevant fiscal year. Stock price was chosen from the following three most important financial performance measures used to link compensation actually paid to our PEO and other NEOs in 2025 to company performance:

Performance Metrics

Stock Price Targets	Served as performance objectives in our performance-equity-based PRSU program for executives through December 31, 2025

Revenue	A factor in assessing market progress and critical to the company’s long-term sustainability

Cash Operating Expenses	A key non-GAAP measure used by our Board and management to evaluate company performance and fiscal discipline

While we are required to disclose our net loss for each covered fiscal year, this is not a metric used in our compensation programs at this time.

26

Narrative Disclosure of Pay Versus Performance Table. With a focus on commercializing our perception solutions, broadening our market strategy, and streamlining our operations, we designed our compensation program across the entire company to emphasize performance and drive the team toward a common set of goals. The overall objectives of our executive compensation program are to provide compensation at competitive levels in order to recruit and retain talented executives, motivate our executives to achieve our strategic and financial objectives, and provide incentives to help align the interests of our executives with the interests of our shareholders. We believe that our executive compensation program and the executive compensation decisions included in the 2025 Summary Compensation Table and related disclosures appropriately reward our PEO and non-PEOs for driving efforts of our entire team toward our collective strategic goals, thereby supporting the long-term value creation for our shareholders.

The values included in the columns for Compensation Actually Paid to our PEO and non-PEOs, calculated in accordance with SEC disclosure rules, in each of the fiscal years reported above and over the five-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they may not serve as a meaningful indicator of our compensation philosophy.

Compensation Actually Paid and Performance Measures. The following graphical comparisons reflect the relationship between our PEO and average non-PEO compensation “actually paid” versus the performance measures in the pay versus performance table from 2021 to 2025:

27

28

PROPOSAL FIVE—RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Baker Tilly US, LLP as our independent registered public accounting firm for the current fiscal year, subject to ratification by our shareholders at the Annual Meeting. We have been advised by Baker Tilly US, LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board, or PCAOB, and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of Baker Tilly US, LLP is expected to be present at the Annual Meeting to make a statement if they wish and to respond to appropriate questions.

Although shareholder ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm is not required, the Board is nevertheless submitting the selection of Baker Tilly US, LLP to the shareholders for ratification. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2026. Should the selection of Baker Tilly US, LLP not be ratified by our shareholders, the Audit Committee will reconsider the matter. Even in the event the selection of Baker Tilly US, LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the company and its shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BAKER TILLY US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

29

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Baker Tilly US, LLP

The following describes fees paid by MicroVision for professional services rendered by Baker Tilly (including its predecessor Moss Adams) for fiscal year 2025 and 2024. All of the fees shown were approved by our Audit Committee in accordance with its pre-approval process:

●	Audit fees are the aggregate fees billed for professional services rendered by Baker Tilly for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q were $673,020 for 2025 and $422,212 for 2024.

●	Audit-related fees include the aggregate fees billed for professional services rendered by Baker Tilly in connection with the audit of the MicroVision 401(k) plan and the registration statement on Form S-3. Fees for audit related services totaled $82,700 for 2025 and $176,706 in 2024.

●	Tax fees include the aggregate fees billed for professional services rendered by Baker Tilly in connection with federal, state and foreign tax compliance and tax advice. Fees for tax services totaled $39,885 for 2025 and $46,200 in 2024.

●	All other fees include all other services not described above, such as fees for subscriptions to online accounting research tools. Baker Tilly billed no fees for these services in 2025 and 2024.

Our Audit Committee has considered whether the provision of services under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining Baker Tilly’s independence and has determined that such services were compatible.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our Audit Committee has established a policy to pre-approve all audit services and all permitted non-audit services by our independent auditors. As part of its pre-approval process, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. Under the pre-approval policy, and to ensure prompt handling of unexpected matters our independent auditors’ services, the Audit Committee has delegated authority to approve certain services, subject to a limit of $50,000 per approval, between meetings to the Audit Committee Chair, who reports the decisions made to the full Audit Committee at its next scheduled meeting. Unless a type of service provided by our independent auditor has received general pre-approval pursuant to the pre-approval policy, such service will require separate pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels or budgeted amounts requires specific pre-approval by the Audit Committee.

AUDIT COMMITTEE REPORT

Review of the Company’s Audited Financial Statements

The Audit Committee serves as the representative of the Board for general oversight of the company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. Management is responsible for the company’s internal controls and the financial reporting process. Baker Tilly US, LLP, acting as an independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the company for the fiscal year ended December 31, 2025 with the company’s management, and management represented to the Audit Committee that the company’s consolidated financial statements were prepared in conformity with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly US, LLP, the company’s independent auditors for the fiscal year ended December 31, 2025, the matters required to be discussed by the SEC and the PCAOB.

30

The Audit Committee received from Baker Tilly US LLP the written disclosures required by Rule 3526 of the PCAOB (Communication with Audit Committee Concerning Independence) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Charter of the Audit Committee, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference.

Audit Committee of the Board of Directors

Robert P. Carlile, Chair
Jeffrey A. Herbst
Jada M. Smith

OTHER BUSINESS

We know of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2027 Annual Meeting, our shareholders must adhere to the following procedures as prescribed in Rule 14a-8 under the Exchange Act.

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2027 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 27, 2026. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed in care of our Corporate Secretary, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052.

In addition, a shareholder may nominate a director or present any other proposal at the 2027 annual meeting of shareholders by complying with the requirements set forth in Section 1.11 and Section 1.12 of our bylaws. You may propose candidates for consideration by the Nominating & Governance Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s annual meeting of shareholders, you must comply with the director recommendation procedures described earlier in this Proxy Statement. To be timely, a shareholder’s notice must be delivered to or mailed by first class U.S. mail, postage prepaid, and received by our Corporate Secretary at MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052 not less than 60 calendar days nor more than 90 calendar days prior to the annual meeting of shareholders. If less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to our shareholders, then for the notice by the shareholder to be timely it must be received not later than the close of business on the tenth business day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

Notice of a solicitation of proxies in support of director nominees other than MicroVision’s nominees for our 2027 annual meeting will be timely if such notice and additional information required by Rule 14a-19 and our bylaws is mailed or transmitted electronically to our Corporate Secretary no later than May 15, 2027, which is 60 calendar days prior to the one-year anniversary of the 2026 Annual Meeting. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described in this section and it shall not extend any such deadline set forth under our bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our bylaws describe the requirements for submitting proposals at the Annual Meeting. If you wish to obtain a free copy of MicroVision’s bylaws, please contact Investor Relations, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052.

31

ADDITIONAL

INFORMATION

Annual Report

MicroVision’s Annual Report for the fiscal year ended December 31, 2025 was first made available to our shareholders with this Proxy Statement on or about June 1, 2026. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of MicroVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, was mailed to shareholders with this Proxy Statement. Additional copies may be obtained by shareholders without charge by written or oral request to Investor Relations, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052, telephone (425) 936-6847 (option 1), or may be accessed on the internet at www.sec.gov.

Householding

Only one copy of the Annual Report and proxy materials is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies. We will promptly deliver, upon oral or written request, a separate copy of these materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of these materials may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Shareholders residing at the same address and currently receiving multiple copies of these materials may contact Investor Relations to request that only a single copy of these materials may be mailed in the future. Contact Investor Relations by phone at (425) 936-6847 (option 1), by mail to Investor Relations, MicroVision, Inc., 18390 NE 68th Street, Suite 200, Redmond, Washington 98052, or by e-mail to ir@microvision.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the internet must be received by 8:59 p.m., Seattle, Washington time, on July 13, 2026. Submitting your vote by telephone or via the internet will not affect your right to vote during the virtual meeting via the internet.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which must be borne by the shareholder.

32

## SCAN TO VIEW MATERIALS & VOTE

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MVIS2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the seven nominees for director named in the proxy statement. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

______________________________

Nominees

01) Simon Biddiscombe 02) Robert P. Carlile 03) Glen W. DeVos 04) Jeffrey A. Herbst 05) Laura J. Peterson
06) Peter Schabert 07) Jada M. Smith

**The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000710557_1 R2.09.05.010

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Combined Document is available at www.proxyvote.com

MICROVISION, INC.
ANNUAL MEETING JULY 10, 2026
PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Glen DeVos and Drew Markham, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the 2026 Annual Meeting of Shareholders of MicroVision, Inc. (the "Company") to be held on July 10, 2026, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated on the matters on the reverse side, as described in the accompanying notice of the 2026 Annual Meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the 2026 Annual Meeting are hereby revoked.

**The shares represented by this proxy will be voted as specified herein, but if no specification is made, this proxy will be voted FOR proposals 1-5. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.**

**Continued and to be signed on reverse side**

0000710557_2 R2.09.05.010